SERVICES AGREEMENT

THIS AGREEMENT is entered into and made effective as of __________, 2006, by and between RAY-CARROLL COUNTY GRAIN GROWERS, INC., a Missouri corporation (the "Manager"), and SHOW ME ETHANOL, LLC, a Missouri limited liability company (the "Company").

IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

1. *Services and Fees.*

1.1 Subject to the terms and conditions set forth herein, the Company engages the Manager, and the Manager accepts the engagement, for the Manager to perform for and on behalf of the Company the management, administrative, accounting, clerical and other services identified on Schedule 1, as the same may be amended from time to time by the parties in writing (the "Services").

1.2 As consideration for the Services performed by the Manager pursuant to this Agreement, the Company shall pay the Manager fees for the Services at the rates set forth on Schedule 1. In addition, the Company shall reimburse the Company for any out-of-pocket expenses incurred by the Manager in connection with the performance of the Services, in the actual amount of such expenses without any markup over the actual amounts. The Manager shall submit monthly invoices to the Company setting forth in reasonable detail the Services performed and the fees charged for such Services and any expenses incurred. All invoices shall be due and payable in full within thirty days after the date the invoice is issued by the Manager. Any amount not paid at the time it becomes due and payable under this Agreement shall bear interest from the due date until the date paid at a per annum rate equal to the prime rate of interest as reported on the due date in the Midwest edition of *The Wall Street Journal* plus two percent.

2. *Standard of Care.*

"Conduct Standard" means acting in good faith and using the same degree of ordinary care that a reasonably prudent person performing the same duties in similar circumstances would use; *provided*, that the Manager shall not be liable for any error of judgment, or any action taken suffered or omitted to be taken hereunder, except in the case of its gross negligence, bad faith or willful misconduct, and the Manager may consult with outside counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such outside counsel. The Manager shall be required to perform only the duties expressly set forth herein, in accordance with the Conduct Standard, and no other or additional duties or covenants shall be implied for the Manager. The Manager shall not have any fiduciary, expert or other special duties to the Company. The Manager shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties and the Manager may refrain from taking any actions that would result in the Manager incurring any fees or expenses.

3. *Force Majeure.*

Any failure or delay by a party (the "Excused Party") in performing any duty, obligation or covenant under this Agreement (other than a payment or indemnification obligation) shall not constitute a breach or default by the Excused Party to the extent and for so long as such failure or delay is caused by or results from or in connection with any cause or event beyond the reasonable control of the Excused Party, including any act of God, fire, flood, epidemic, quarantine restriction, war, riot, work stoppage, breakdown, interruption in power, governmental regulation or action, or order of any court or

governmental body; *provided*, that the Excused Party promptly notifies the other party of such event and uses its best efforts to correct such event.

4. *Indemnification*.

"Claim" means any claim, action, suit or proceeding, including arbitration, mediation and other means of alternative dispute resolution, and any threat of any of the foregoing; "Loss" means any loss, damage or liability incurred in connection with any Claim, including any amounts paid in settlement thereof; and "Expense" means any fee, cost or expense incurred in connection with any Claim, including reasonable attorneys' fees, costs of investigation and expert witness fees, and including any such Expenses incurred by the Manager to enforce its rights under this Section against the Company. The Company indemnifies and shall defend and hold harmless the Manager and its stockholders, directors, managers, officers, employees and agents from and against any and all Claims, Losses and Expenses based on, caused by or arising as a result of or in connection with the Manager's performance of any of the Services or any other duties or obligations pursuant to this Agreement, except for any conduct that is not in accordance with the Conduct Standard.

5. *Term and Termination*.

5.1 The term of this Agreement will commence on the date of this Agreement indicated above and shall continue until terminated in the manner provided herein. Either party has the right in its sole discretion to terminate this Agreement at any time, by giving notice of termination to the other party at least thirty days prior to the date of termination.

5.2 The following provisions of this Agreement shall survive any termination of this Agreement: (i) the previously accrued obligation of either party to pay any amounts to the other party; (ii) Sections 2 and 4; and (iii) any provisions of this Agreement affecting the construction, interpretation or enforcement of the foregoing surviving provisions of this Agreement.

6. *Miscellaneous*.

6.1 Unless the context clearly requires otherwise, this Agreement shall be construed in accordance with the following rules: (i) the Section numbers and headings preceding text have been inserted for convenient reference only and shall not affect the meaning, construction or effect of this Agreement; (ii) references to Sections and Schedules are references to Sections of this Agreement and to Schedules attached to this Agreement, respectively, which Schedules are hereby incorporated by reference and made a part of this Agreement; (iii) words in the singular include the plural and words in the plural include the singular, and the masculine gender shall include the feminine and neuter genders and vice versa; (iv) the word "including" means by way of illustration or example but without limitation; and (v) the word "or" is not exclusive.

6.2 All notices, requests, approvals, consents or other communications required or permitted to be given herein shall be in writing and shall be sufficiently given if delivered personally or forwarded by certified U.S. mail with proper postage prepaid and return receipt requested (or by other prepaid commercial delivery service that documents delivery) or transmitted by e-mail or facsimile with receipt promptly acknowledged by the receiving party, in each case to the party to which directed at its address indicated after the signatures to this Agreement below. Such communications shall be effective upon delivery to the address of the party to which directed (notwithstanding any acceptance, rejection or acknowledgment of such delivery). Either party may from time to time designate any other address to which such communications shall be sent.

6.3 Neither party may assign or delegate any rights or duties under this Agreement without the other party's prior consent, which consent may be withheld in the other party's sole discretion. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be modified, amended or otherwise altered only in writing signed by both of the parties. This Agreement shall be binding on, inure to the benefit of and be enforceable by and against the respective heirs, successors and assigns of the parties. The prevailing party (as determined by the tribunal having jurisdiction) in any action to enforce this Agreement shall be entitled to recover from the other party all fees, costs and expenses (including reasonable attorneys' fees) incurred by the prevailing party in connection with such action. Neither party shall be, nor shall it hold itself out as being, an agent, joint venturer or partner of the other party or of any entity directly or indirectly controlling, controlled by, under common control with or otherwise affiliated with the other party. Neither party shall have any authority to act on behalf of or bind the other party. This Agreement is solely for the benefit of the parties to this Agreement, and no provision of this Agreement shall be deemed to confer any rights to any other third parties. Each party shall reasonably cooperate with the others, execute and deliver such further documents and instruments and do such further acts as reasonably necessary to give effect to the intent of the parties expressed herein. All approvals or consents required to be obtained from a party shall not be unreasonably withheld or delayed, but any provision herein permitting a party to exercise a right in its "sole discretion" means that the party is not required to act reasonably in exercising such right. If any court of competent jurisdiction declares invalid or unenforceable any provision of this Agreement, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its principles of conflicts of laws.

6.4 This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same agreement. This Agreement shall become effective only upon execution and delivery of this Agreement on behalf of all parties, whereupon it shall be effective as of the date first above written with the same effect as if all parties had executed and delivered this Agreement on such date. Signature pages to this Agreement (and any other documents contemplated herein), duly executed by the respective authorized representative of the parties, may be exchanged by facsimile transmission and shall be treated for all purposes with the same effect as if such signature pages were duly executed originals attached to the documents to which they relate, and promptly thereafter the parties shall cooperate to exchange the originals of all signature pages exchanged by facsimile transmission (but the failure to so exchange such originals shall not affect the validity of the documents to which they relate).

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement, through their respective duly authorized representatives, as of the date first indicated above.

Manager:

RAY-CARROLL COUNTY GRAIN GROWERS, INC.

By ________________________
Mike Nordwald, Manager

Address for notices:
Attention: Mike Nordwald, Manager
Post Office Box 158
Richmond, Missouri 64085
E-mail: mike@ray-carroll.com
Facsimile: (816) 776-3213

Company:

SHOW ME ETHANOL, LLC

By ________________________
David Durham, Chairman

Address for notices:
Attention: David Durham, Chairman
Route 1
Hardin, Missouri 64035
E-mail: ddurham@iland.net
Facsimile: (816) ____-_________

SCHEDULE 1

Services	Rates
Interim project management	$________ per hour
Operations management	$________ per hour
Accounting and bookkeeping	$________ per hour
Clerical services	$________ per hour